Exhibit 99.1

Mega Broadband Investments and Cable One Announce Strategic Partnership

Alliance to drive continued broadband investment in rural America

SHAWNEE, OKLAHOMA AND PHOENIX, ARIZONA – September 28, 2020 – Mega Broadband Investments Holdings LLC ("MBI" or the “Company”) and Cable One, Inc. (NYSE: CABO) (“Cable One”) announced today that they have entered into a definitive agreement providing for a strategic investment by Cable One in MBI. Cable One will purchase a 45% minority stake in MBI from affiliates of GTCR LLC (“GTCR”), a leading private equity firm, for approximately $574.1 million in cash, subject to adjustment for certain new debt incurrences and transaction expenses. In addition to the minority stake it will acquire, Cable One will have the right to purchase the remaining interests in MBI at a predetermined multiple of earnings beginning in 2023.

MBI was formed through a series of acquisitions, including Vyve Broadband, Northland Communications and the broadband assets of Eagle Communications. Unified today under the Vyve Broadband brand, the Company provides high-speed data, television and voice services to residential and business customers in rural markets across Alabama, Arkansas, California, Colorado, Georgia, Idaho, Kansas, Louisiana, Nebraska, North Carolina, Oklahoma, South Carolina, Tennessee, Texas, Washington, and Wyoming. Vyve Broadband’s network passes approximately 630,000 homes.

“This strategic investment in MBI reflects a continuation of our commitment to provide rural America with reliable high-speed internet service,” said Julie Laulis, President and CEO of Cable One. “MBI has developed an excellent network in geographies complementary to our existing footprint and we are excited to share in its future growth. MBI’s operating model and local-first focus mirrors our own and we are pleased to partner with MBI.”

MBI has upgraded systems and a high-capacity plant with more than 15,800 network plant miles, including over 4,100 fiber route miles, capable of delivering Gigabit speeds across its footprint.

“This transaction represents the next step of MBI’s ongoing transformation, and I am excited to have the backing of Cable One alongside GTCR,” said Phil Spencer, CEO of MBI. “Over the last few years our team has invested significant capital to upgrade our networks, roll out Gigabit internet service, and enhance business services across our footprint. Under our new partnership, we plan to continue making significant investments in our network, our communities, and our employees.”

“We are excited by Cable One’s investment in MBI. We view Cable One as a leader in the industry with its broadband-first approach, which we have sought to emulate at MBI,” said Stephen Jeschke, Managing Director at GTCR. “We look forward to our partnership and our collective continued investment to advance the broadband networks in the rural communities MBI serves.”

Transaction Details

The transaction is expected to be completed during the fourth quarter of 2020. Cable One expects to fund the transaction through cash on hand.

Kirkland & Ellis LLP acted as legal advisor and Credit Suisse acted as financial advisor to MBI on this transaction.

Locke Lord LLP acted as legal advisor and Truist Securities, Inc. acted as financial advisor to Cable One on this transaction.

Additional Information

Cable One anticipates providing additional information regarding the transaction during its Third Quarter 2020 earnings call in November 2020.

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About Mega Broadband Investments

Mega Broadband Investments LLC, operating as Vyve Broadband, largely serves rural communities in sixteen states, across the Southeast, Northwest, and Mid-South United States. Vyve Broadband offers an extensive range of broadband, fiber connectivity, cable television and voice services for commercial and residential customers. Residential services include high-speed Internet with services up to Vyve Gig, all-digital and high-definition video and digital voice services. Vyve Business Services provides optical Ethernet, PRI and hosted voice services to the business community. For more information, please visit www.vyvebroadband.com.

About GTCR

Founded in 1980, GTCR is a leading private equity firm focused on investing in growth companies in the Financial Services & Technology, Healthcare, Technology, Media & Telecommunications and Growth Business Services industries. The Chicago-based firm pioneered The Leaders Strategy™ - finding and partnering with management leaders in core domains to identify, acquire and build market-leading companies through transformational acquisitions and organic growth. Since its inception, GTCR has invested more than $18 billion in over 200 companies. For more information, please visit www.gtcr.com.

About Cable One

Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 900,000 residential and business customers in 21 states through its Sparklight® and Clearwave™ brands. Sparklight provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Sparklight Business and Clearwave provide scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

Contacts:

Mega Broadband Investments/GTCR

Kellie Kennedy

312-933-4903

kelliek@theharbingergroup.com

Cable One
Trish Niemann	Steven Cochran
Senior Director, Corporate Communications	Senior Vice President and Chief Financial Officer
602-364-6372	602-364-6210

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about Cable One’s and MBI’s industry, businesses, strategies, dividend policies, financial results and financial conditions as well as anticipated impacts from the COVID-19 pandemic on Cable One and MBI and future responses. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Cable One’s and MBI’s actual results may vary materially from those expressed or implied in their forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by Cable One or MBI or on either’s behalf. Important factors that could cause Cable One’s actual results to differ materially from those in any forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, certain of which are discussed in Cable One’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended June 30, 2020 (the “Second Quarter 2020 Form 10-Q”) as filed with the Securities and Exchange Commission (the “SEC”):

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uncertainties as to the timing of the initial transaction and Cable One’s right to purchase the remaining interests in MBI (collectively, the “Transactions”) and the risk that the Transactions may not be completed in a timely manner or at all;

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the possibility that any or all of the conditions to the consummation of the Transactions may not be satisfied or waived, including failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed in connection with such approvals);

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the effect of the announcement or pendency of the Transactions on Cable One’s or MBI’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;

●	risks relating to diverting management’s attention from Cable One’s or MBI’s ongoing business operations;
●	risks relating to Cable One’s initial minority ownership position in MBI;
●	uncertainties relating to Cable One’s ability to finance the purchase of the remaining interests in MBI on terms acceptable to Cable One or at all;
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following the completion of the Transactions (if applicable), Cable One’s ability to integrate MBI’s operations into its own as well as uncertainties as to Cable One’s ability and the amount of time necessary to realize the expected synergies and other benefits of the transaction;

●	the duration and severity of the COVID-19 pandemic and its effects on Cable One’s and MBI’s businesses, financial conditions, results of operations and cash flows;
●	rising levels of competition from historical and new entrants into Cable One’s markets;
●	recent and future changes in technology;
●	Cable One’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	Cable One’s ability to obtain hardware, software and operational support from vendors;
●	the effects of any new significant acquisitions and strategic investments by Cable One;
●	risks that Cable One’s rebranding may not produce the benefits expected;
●	damage to Cable One’s reputation or brand image;
●	risks that the implementation of Cable One’s new enterprise resource planning system disrupts business operations;
●	adverse economic conditions;
●	the integrity and security of Cable One’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	Cable One’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against it;
●	Cable One’s ability to retain key employees;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on Cable One’s data services;
●	additional regulation of Cable One’s video and voice services;
●	Cable One’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;

●	the potential adverse effect of Cable One’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of Cable One’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing Cable One’s obligations to service its variable rate indebtedness to increase significantly;
●	Cable One’s ability to incur future indebtedness;
●	fluctuations in Cable One’s stock price;
●	Cable One’s ability to continue to pay dividends;
●	dilution from equity awards and potential stock issuances;
●	provisions in Cable One’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes and the liabilities for directors; and
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the other risks and uncertainties detailed from time to time in Cable One’s filings with the SEC, including but not limited to its latest Annual Report on Form 10-K and the Second Quarter 2020 Form 10-Q as filed with the SEC.

Any forward-looking statements made by Cable One or MBI in this communication speak only as of the date on which they are made. Each of Cable One and MBI is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.